Exhibit 99.3

[TF FINANCIAL & 3rd FED BANK LETTERHEAD]

To:  Participants in the 3rd Fed Bank Employee Stock Ownership Plan

Date:  August 8, 2014

As described in the enclosed materials, your voting instructions are being requested as a participant under the 3rd Fed Bank Employee Stock Ownership Plan (the “ESOP”) in connection with an upcoming special meeting of shareholders of TF Financial Corporation (“TF Financial”).  The special meeting is for the purpose of considering and acting upon the following matters:

(1)
A proposal to approve the Agreement and Plan of Merger, dated June 3, 2014, by and between National Penn Bancshares, Inc. (“National Penn”) and TF Financial (the “merger agreement”) pursuant to which TF Financial will merge with and into National Penn with National Penn surviving the merger (the “merger”);

(2)	An advisory (non-binding) proposal to approve the compensation that may be paid or become payable to TF Financial’s named executive officers in connection with the merger;

(3)
A proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

(4)	Such other matters as may properly come before the special meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

We hope you will take advantage of the opportunity to direct the manner in which shares of TF Financial common stock allocated to your account under the ESOP will be voted.

Enclosed with this letter are a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus and an ESOP Voting Instruction Form, which will permit you to direct the voting of the shares allocated to your ESOP account.  After you have reviewed these materials, we urge you to direct the voting of your shares held pursuant to the ESOP by marking, dating and signing the enclosed ESOP Voting Instruction Form and returning it to the ESOP Trustees in the enclosed envelope by Friday, September 12, 2014.  The ESOP Trustees will certify the totals to TF Financial for the purpose of having those shares voted.

We urge each of you to vote as a means of participating in the governance of the affairs of TF Financial.  The Board of Directors of TF Financial recommends a vote “FOR” approval of the merger agreement, “FOR” approval, on an advisory (non-binding) basis, of the advisory compensation proposal, and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional votes in favor of approval of the merger agreement.

If your voting instructions for the ESOP are not received in a timely manner or if you abstain from voting, the shares allocated to your account will be voted by the ESOP Trustees at the direction of the 3rd Fed Bank Board of Directors, subject to their fiduciary duties, in the same proportions as the ESOP Trustees vote the allocated shares for which they receive timely voting instructions “FOR” and “AGAINST” from all ESOP participants.  While we hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note that the enclosed material relates only to those shares that have been allocated to your account under the ESOP.  You will receive other voting material for those shares owned by you individually and not under the ESOP.

Sincerely,

Kent C. Lufkin
President and Chief Executive Officer

ESOP VOTING INSTRUCTION FORM
TF FINANCIAL CORPORATION

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE		FOR	ABSTAIN	AGAINST
SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 17, 2014

The undersigned hereby instructs the Trustees of the 3rd Fed Bank Employee Stock Ownership Plan (“ESOP”) to vote all shares of common stock of TF Financial Corporation (“TF Financial”) allocated to the undersigned pursuant to the ESOP as of August 1, 2014, at the Special Meeting of Shareholders, to be held at the Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, Pennsylvania, on September 17, 2014, at 9:00 a.m., eastern time (the “Special Meeting”), and at any and all adjournments thereof, as follows:
	1. Approval of the Agreement and Plan of Merger, dated June 3, 2014, by and between National Penn Bancshares, Inc. and TF Financial Corporation.	☐	☐	☐

		FOR	ABSTAIN	AGAINST
	2. The approval of an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to TF Financial’s named executive officers in connection with the merger.	☐	☐	☐

		FOR	ABSTAIN	AGAINST
	3. The approval of an adjournment of the Special Meeting, to a later date or dates, if necessary, to solicit additional proxies.	☐	☐	☐

TF Financial’s Board of Directors recommends a vote “FOR” each of the proposals.

THE SIGNED AND DATED VOTING INSTRUCTION FORM WILL BE VOTED BY THE ESOP TRUSTEES AS DIRECTED, BUT IF YOU DO NOT TIMELY RETURN THIS VOTING INSTRUCTION FORM, IF NO INSTRUCTIONS ARE SPECIFIED, OR IF YOU ABSTAIN FROM VOTING, THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT WILL BE VOTED BY THE ESOP TRUSTEES ON EACH OF THE PROPOSALS PRESENTED AT THE DIRECTION OF THE 3RD FED BANK BOARD OF DIRECTORS, SUBJECT TO THEIR FIDUCIARY DUTIES, IN THE SAME PROPORTIONS AS THE ESOP TRUSTEES VOTE THE ALLOCATED SHARES FOR WHICH THEY TIMELY RECEIVED VOTING INSTRUCTIONS “FOR” AND “AGAINST” FROM ALL ESOP PARTICIPANTS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT WILL BE VOTED BY THE ESOP TRUSTEES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

The undersigned acknowledges receipt from TF Financial prior to the execution of this Voting Instruction Form of a Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus.

Dated:
Signature

Print Name:

PLEASE ACT PROMPTLY. SIGN, DATE AND RETURN THIS VOTING INSTRUCTION FORM TO THE ESOP TRUSTEES IN THE ENCLOSED POSTAGE-PAID ENVELOPE.